Exhibit 99.10

CONSENT OF PERSON NAMED

AS ABOUT TO BECOME A DIRECTOR

I hereby consent to my being named in the Registration Statement on Form S-4 of ViroLogic, Inc. (the “Company”) (File No. 333-116981) and all amendments thereto, filed with the Securities and Exchange Commission, as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

August 20, 2004	/S/ JOHN D. MENDLEIN
John D. Mendlein, Ph.D., J.D.

CONSENT OF PERSON NAMED

AS ABOUT TO BECOME A DIRECTOR

I hereby consent to my being named in the Registration Statement on Form S-4 of ViroLogic, Inc. (the “Company”) (File No. 333-116981) and all amendments thereto, filed with the Securities and Exchange Commission, as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

August 20, 2004	/S/ THOMAS R. BARUCH
Thomas R. Baruch